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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-3910) of Schmitt Industries, Inc. of our report dated July 3, 2001 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Portland, Oregon
August 23, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS